As filed with the Securities and Exchange Commission on October 20, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ventyx Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	83-2996852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

662 Encinitas Blvd, Suite 250

Encinitas, CA 92024

(760) 593-4832

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raju Mohan, Ph.D.

Chief Executive Officer

Ventyx Biosciences, Inc.

Encinitas, CA 92130

(760) 593-4832

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Jason Skolnik Robert L. Wernli, Jr. Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, CA 92130 (858) 350-2300	Christopher Krueger Chief Business Officer Ventyx Biosciences, Inc. 662 Encinitas Blvd, Suite 250 Encinitas, CA 92024 (760) 593-4832	Charles S. Kim Kristin VanderPas Dave Peinsipp Denny Won Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-259891

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	1,909,179	$16.00	$30,546,864.00	$2,832.00

(1)

Represents only the additional number of shares of common stock being registered and includes 249,023 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-259891).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $152,734,375 on the Registration Statement on Form S-1, as amended (File No. 333-259891), which was declared effective by the Securities and Exchange Commission on October 20, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,546,864.00 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Ventyx Biosciences, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-259891) (the “Prior Registration Statement”), which the Commission declared effective on October 20, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,909,179 shares the number of shares of its common stock, par value $0.0001 per share, to be registered for sale, 249,023 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Auditors of Oppilan Pharma Ltd.

23.3	Consent of Independent Auditors of Zomagen Biosciences Ltd.

23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1**	Power of Attorney (included on page II-7 of the Registration Statement on Form S-1 (File No. 333-259891) filed on September 29, 2021).

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, California, on October 20, 2021.

VENTYX BIOSCIENCES, INC.

By:	/s/ Raju Mohan
Raju Mohan, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raju Mohan Raju Mohan, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2021

/s/ Martin Auster Martin Auster, M.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2021

* Sheila Gujrathi, M.D.	Executive Chairperson	October 20, 2021

* Jigar Choksey, M.B.A.	Director	October 20, 2021

* Richard Gaster, M.D., M.B.A.	Director	October 20, 2021

* Aaron Royston, M.D., Ph.D.	Director	October 20, 2021

* Somasundaram Subramaniam, M.B.A.	Director	October 20, 2021

* William White J.D., M.P.P.	Director	October 20, 2021
* Pursuant to power of attorney
Dated October 20, 2021

By:	/s/ Raju Mohan
Raju Mohan, Ph.D. Attorney-in-Fact